UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2022

THE CORETEC GROUP INC.
(Exact name of registrant as specified in its charter)

Oklahoma	000-54697	73-1479206
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

600 S. Wagner Rd., Ann Arbor, MI	48103
(Address of Principal Executive Offices)	(Zip Code)

(866)916-0833
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 17, 2022, Michael Kraft resigned as President of The Coretec Group Inc. (the “Company”). Following Mr. Kraft’s resignation, which was not as a result of any disagreements with the Company’s management, he will serve as Advisor to the Board commencing on October 14, 2022.

On October 14, 2022, Matthew Hoffman, Chief Financial Officer of the Company, was appointed as Chief Operating Officer of the Company. As CFO, Mr. Hoffman manages organizational growth, financial reporting, modeling, and system development. Mr. Hoffman has worked with early-stage, high growth businesses for the past 15 years in financial and operational capacities. His start-up experiences produced 30-40% annual growth through acquisition, first as the Controller at Adaptive Materials (AMI), a portable power development and manufacturing company, acquired by Ultra Electronics. He also served as CFO of MI Bioresearch (MI Bio), a CRO for pre-clinical drug discovery, who was acquired by Covance (LabCorp). Prior to working for startups, Mr. Hoffman began his professional career in public accounting at Weidmayer, Schneider, Raham & Bennett. He holds a Bachelor of Business Administration degree from Western Michigan University, a license as a Certified Public Accountant in the State of Michigan, and a Secret level (inactive) DoD clearance.

In connection with Mr. Hoffman’s appointment as COO, the Company entered into an employment agreement (“Employment Agreement”) with Mr. Hoffman. Pursuant to the Employment Agreement, Mr. Hoffman will receive an annual base salary of $200,000. Mr. Hoffman will also be eligible for an annual incentive bonus, with a target payout of twenty percent (20%) of his then-current base salary, beginning with the Company’s 2023 fiscal year, upon meeting objectives set by the board of directors. The Employment Agreement further provides that upon execution of the Employment Agreement, the Company will grant to Mr. Hoffman options to purchase 5,000,000 fully vested shares of the Company’s common stock.

The foregoing description of the Employment Agreement is qualified by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Incentive Compensation Grants

In addition to the option granted to Mr. Hoffman, on October 14, 2022, the Company granted five-year Options to members of the Company’s management, employees and consultants, as incentive compensation. The Company granted the following Options: (i) 7,000,000 Options to Matthew Kappers, (ii) 3,000,000 Options to Victor F. Keen, (iii) 3,000,000 Options to Simon Calton, and (iv) an aggregate of 6,000,000 Options to employees and consultants of the Company.

Item 7.01. Regulation FD Disclosure.

On October 18, 2022, the Company issued a press release announcing that Mr. Matthew Hoffman, the Company’s current Chief Financial Officer, will be taking on the additional role of Chief Operating officer. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

In accordance with General Instruction B.2 of Form 8-K, the information under this item shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement dated October 14, 2022
99.1	Press Release, issued on October 18, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Coretec Group Inc.
Date: October 18, 2022
	By:	/s/ Matthew J. Kappers
	Name:	Matthew J. Kappers
	Position:	Chief Executive Officer